EXHIBIT 15.1

Our ref	SSY/634532-000001/8047103v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Country Style Cooking Restaurant Chain Co., Ltd.

No. 19 Yunshan South Road

Yubei District, Chongqing

People’s Republic of China

20 April 2015

Dear Sirs

Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015.

Yours faithfully,

/s/ Maples and Calder